UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2015

CENTURY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36491	68-0521411
(Commission File Number)	(I.R.S. Employer Identification Number)

8390 East Crescent Parkway, Suite 650 Greenwood Village, Colorado	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 6, 2015, Century Communities, Inc. (the “Company”) issued a press release announcing the launch of its offering of its 6.875% Senior Notes due 2022. The offering will be unregistered and conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Later on the same day, April 6, 2015, the Company issued a press release announcing the pricing of its offering of $60 million of its 6.875% Senior Notes due 2022 (the “New Senior Notes”). The New Senior Notes will be additional notes issued under the indenture pursuant to which the Company’s outstanding $200 million aggregate principal amount of 6.875% Senior Notes due 2022 (the “Existing Senior Notes”) were issued. The Existing Senior Notes and the New Senior Notes will have identical terms and will be treated as a single class under the indenture. The New Senior Notes will be issued at a price equal to 98.26% of their principal amount. A copy of this press release is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The press releases contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the Company’s other documents filed with the U.S. Securities and Exchange Commission. Actual events and/or results may differ materially from those projected in such forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release, dated April 6, 2015, announcing launch of offering of Senior Notes

99.2	Press release, dated April 6, 2015, announcing pricing of $60 million offering of Senior Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2015	CENTURY COMMUNITIES, INC.

	By:	/s/ Dave Messenger
	Name:	Dave Messenger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated April 6, 2015, announcing launch of offering of Senior Notes

99.2	Press release, dated April 6, 2015, announcing pricing of $60 million offering of Senior Notes